UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 16, 2004

ADVANCED ENERGY INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado 80525

(Address of principal executive offices) (Zip Code)

(970) 221-4670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to Form 8-K relates to the Form 8-K filed by the registrant on August 20, 2004. This Amendment No. 1 is being filed to attach as an exhibit a letter from KPMG LLP to the Securities and Exchange Commission, which letter was not available at the time of the initial filing of the Form 8-K.

Item 4.01 Changes in Registrant’s Certifying Accountant.

     On August 16, 2004 (the “Change Date”), the Audit and Finance Committee of the Board of Directors of Advanced Energy Industries, Inc. (“Advanced Energy”) dismissed KPMG LLP (“KPMG”) as Advanced Energy’s independent accountants. On August 17, 2004, the Audit and Finance Committee of the Board of Directors of Advanced Energy appointed Grant Thornton LLP (“Grant Thornton”) as independent accountants to audit Advanced Energy’s financial statements for fiscal periods subsequent to the quarter ended June 30, 2004. Pursuant to the charter of the Audit and Finance Committee, such committee has the sole authority to hire and terminate Advanced Energy’s independent auditors.

     The audit reports of KPMG on the consolidated financial statements of Advanced Energy and subsidiaries as of and for the fiscal years ended December 31, 2003 and 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG’s audit report covering the two fiscal years ended December 31, 2003 contained the following paragraphs:

     “As discussed in Notes 1 and 2 to the consolidated financial statements, Advanced Energy Industries, Inc. and subsidiaries adopted the provisions of Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142 Goodwill and Other Intangible Assets, effective January 1, 2002.”

     “As discussed in Note 1 to the consolidated financial statements, Advanced Energy Industries, Inc. and subsidiaries adopted the provisions of Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement 13, and Technical Corrections, effective January 1, 2003.”

     “As discussed above, the consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows of Advanced Energy Industries, Inc. and subsidiaries for the year ended December 31, 2001 were audited by other auditors who have ceased operations. As described in Note 1, the consolidated financial statements for the fiscal year ended December 31, 2001 have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company as of January 1, 2002. In our opinion, the disclosures for 2001 in Note 1 are appropriate. However, we were not engaged to audit, review, or apply any procedures to the 2001 financial statements of the Company other than with respect to such disclosures and, accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole.”

     In connection with the audit of Advanced Energy’s two most recent fiscal years ended December 31, 2003, and the subsequent interim period through the Change Date, there were no disagreements between Advanced Energy and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within Advanced Energy’s two most recent fiscal years or the subsequent interim period through the Change Date.

     Advanced Energy has provided KPMG with a copy of the disclosure set forth above and requested KPMG to furnish it with a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the foregoing statements. A copy of KPMG’s letter in response to Advanced Energy’s request is filed as exhibit 16.1 to this Form 8-K.

     During Advanced Energy’s two most recent fiscal years ended December 31, 2003, and the subsequent interim period through the Change Date, neither Advanced Energy nor anyone acting on our behalf consulted with Grant Thornton regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission, dated August 23, 2004

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2004	Advanced Energy Industries, Inc.
	By:	/s/ Michael El-Hillow
		Name:	Michael El-Hillow
		Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission, August 23, 2004